                                                                  EXHIBIT 11.2

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                                   EXHIBIT 11.2

                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                               Three Months Ended                  Year Ended
                                                          March 31,         March 31,              December 31,
                                                            2000              1999           1999               1998
                                                         ------------      ------------     ------             -------
                                                         (Unaudited)       (Unaudited)
Basic earnings:

Net loss                                                 $(1,387,920)    $    613,676     $ (2,655,752)      $(3,696,457)
                                                         -----------     ------------     ------------       -----------
Shares:
   Weighted common shares outstanding                     23,296,551       22,240,798       22,352,926         6,836,755
                                                         -----------     ------------     ------------       -----------

Net loss per share                                       $      (.06)    $        .03     $       (.12)      $      (.54)
                                                         ===========     ============     ============       ===========
Diluted earnings:

Net loss                                                 $(1,387,920)    $    613,676     $ (2,655,752)      $(3,696,457)
                                                         -----------     ------------     ------------       -----------
Shares:
   Weighted common shares outstanding                     23,296,551       22,240,798       22,352,926         6,836,755
   Employee stock options                                         --               --               --                --
   Other stock options                                            --               --               --                --
   Convertible note                                               --               --               --                --
                                                         -----------     ------------     ------------       -----------

Total weighted shares outstanding                         23,296,551       22,240,798       22,352,926         6,836,755
                                                         -----------     ------------     ------------       -----------

Diluted net loss per common share                        $      (.06)    $        .03     $       (.12)      $      (.54)
                                                         ===========     ============     ============       ===========